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                                                                   Exhibit 23.5

                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


We consent to the inclusion in the Prospectus of this Amendment No. 1 to the Registration Statement (No. 333-76675) on Form SB-2 being filed by Coventry Industries Corp. of our report dated July 17, 1998 (except as noted therein) on the consolidated balance sheet of BSD Healthcare Industries, Inc. as of December 31, 1997. We also consent to the related reference to our firm under the caption "Experts" in the Prospectus of this Registration Statement.


                                                     J.H. COHN LLP


Roseland, New Jersey
May 27, 1999